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                                                                   EXHIBIT 21.01

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SUBSIDIARY NAME                                                STATE OF INCORPORATION
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1501 Broadway Restaurant Corp.                                        New York
Benihana Bethesda Corp.                                               New York
Benihana Brickell Station Corp.                                       Delaware
Benihana Carlsbad Corp.                                               Delaware
Benihana Encino Corp.                                                California
Benihana International Inc.                                           Delaware
Benihana Las Colinas Corp.                                             Texas
Benihana Lincoln Road Corp.                                           Florida
    (formerly known as Rudy's Sirloin SteakBurgers, Inc.)
Benihana Lombard Corp.                                                Illinois
Benihana Marina Corp.                                                California
Benihana Monterey Corporation                                         Delaware
    (formerly known as Benihana Development Corp.)
Benihana National Corp.                                               Delaware
Benihana National of Florida Corp.                                    Delaware
Benihana New York Corp.                                               Delaware
    (formerly known as Benihana Frozen Food Corp.)
Benihana of Puente Hills Corp.                                        Delaware
Benihana of Texas, Inc.                                                Texas
Benihana Ontario Corp.                                                Delaware
Benihana Orlando Corp.                                                Delaware
Benihana Park Central Club, Inc.                                       Texas
    (D/B/A Benihana Private Club)
Benihana Schaumburg Corp.                                             Delaware
Benihana Sunrise Corp.                                                Delaware
Benihana Tucson Corp.                                                 Delaware
Benihana Westbury Corp.                                               Delaware
Benihana Wheeling Corp.                                               Delaware
Benihana Woodlands Corp.                                               Texas
Big Splash Kendall Corp.                                              Delaware
Haru Amsterdam Avenue Corp.                                           New York
Haru Food Corp.                                                       New York
Haru Gramercy Park Corp.                                              New York
    (formerly known as Haru Soho Corp.)
Haru Holding Corp.                                                    Delaware
Haru Park Avenue Corp.                                                Delaware
Haru Philadelphia Corp.                                               Delaware
Haru Third Avenue Corp.                                               New York
Haru Too, Inc.                                                        New York
Maxwell's International Inc.                                          Delaware
Noodle Time Inc.                                                      Florida
Ra Ahwatukee Restaurant Corp.                                         Delaware
Ra Houston Corp.                                                       Texas
Ra Kierland Restaurant Corp.                                          Delaware
Ra Scottsdale Corp.                                                   Delaware
Ra Sushi Chicago Corp.
    (f/k/a Benihana State & Elm Corp.,                                Delaware
     f/k/a Benihana Beachplace, Inc.)
Ra Sushi Corona Corp.                                                 Delaware
Ra Sushi Glenview Corp.                                               Delaware
Ra Sushi Holding Corp.                                                Delaware
Ra Sushi Huntington Beach Corp.                                       Delaware
Ra Sushi Las Vegas Corp.                                               Nevada
Ra Sushi Palm Beach Gardens Corp.                                     Delaware
Ra Sushi San Diego Corp.                                              Delaware
Ra Sushi Tucson Corp.                                                 Delaware
Ra Tempe Corp.                                                        Delaware
Ra Torrance Corp.                                                     Delaware
Ra Tustin Corp.                                                       Delaware
Rudy's Restaurant Group, Inc.                                          Nevada
Teppan Restaurants Ltd.                                                Oregon
The Samurai, Inc.                                                     New York
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